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Exhibit 21.1

SUBSIDIARIES OF GENON ENERGY, INC.

Subsidiary Name	Jurisdiction of Incorporation/Organization
CEPA Slipform Power System Limited (Philippines)	Philippines
Cheng Power Systems, Inc.*	Delaware
Conemaugh Fuels, LLC*	Delaware
Coyote Springs 2, LLC*	Delaware
GenOn Americas Generation, LLC	Delaware
GenOn Americas Procurement, Inc.	Delaware
GenOn Americas, Inc.	Delaware
GenOn Asset Management, LLC	Delaware
GenOn Bowline, LLC	Delaware
GenOn California North, LLC	Delaware
GenOn Canal, LLC	Delaware
GenOn Capital Inc.	Delaware
GenOn Chalk Point, LLC	Delaware
GenOn Delta, LLC	Delaware
GenOn Energy Holdings, Inc.	Delaware
GenOn Energy Management, LLC	Delaware
GenOn Energy Political Action Committee, Inc.	Delaware
GenOn Energy Services, LLC	Delaware
GenOn Florida GP, LLC	Delaware
GenOn Florida, LP	Delaware
GenOn Fund 2001 LLC*	Delaware
GenOn Gibbons Road, LLC	Delaware
GenOn Kendall, LLC	Delaware
GenOn Key/Con Fuels, LLC	Delaware
GenOn Lovett, LLC	Delaware
GenOn Marsh Landing, LLC	Delaware
GenOn Marsh Landing Holdings, LLC	Delaware
GenOn MD Ash Management, LLC	Delaware
GenOn Mid-Atlantic, LLC	Delaware
GenOn New York, LLC	Delaware
GenOn North America, LLC	Delaware
GenOn Northeast Generation, Inc.	Delaware
GenOn Northeast Holdings, Inc.	Delaware
GenOn Northeast Management Company	Pennsylvania
GenOn Piney Point, LLC	Delaware
GenOn PJM Development, LLC	Delaware
GenOn Potomac River, LLC	Delaware
GenOn Potrero, LLC	Delaware
GenOn Power Generation Assets, LLC	Delaware
GenOn Power Generation, LLC	Delaware
GenOn Power Midwest GP, LLC	Delaware
GenOn Power Midwest, LP	Delaware
GenOn Power Operating Services MidWest, Inc.	Delaware
GenOn REMA, LLC	Delaware
GenOn REMA Services, Inc.	Delaware
GenOn Sabine (Delaware), Inc.	Delaware
GenOn Sabine (Texas), Inc.	Delaware
GenOn Special Procurement, Inc.	Delaware
GenOn Tank Farm, LLC	Delaware

Subsidiary Name	Jurisdiction of Incorporation/Organization
GenOn West GP, LLC	Delaware
GenOn West, LP	Delaware
GenOn Wholesale Generation GP, LLC	Delaware
GenOn Wholesale Generation, LP	Delaware
GenOn Willow Pass, LLC	Delaware
Hudson Valley Gas Corporation	New York
Keystone Fuels, LLC*	Delaware
MC Asset Recovery, LLC	Delaware
Mirant (Bermuda), LTD	Bermuda
Mirant (Navotas II) Corporation	Philippines
Mirant AP Investments Limited	British Virgin Islands
Mirant Asia-Pacific Construction (Hong Kong) Limited	Hong Kong
Mirant Asia-Pacific Ventures, LLC	Delaware
Mirant Intellectual Asset Management and Marketing, LLC	Delaware
Mirant International Investments, Inc.	Delaware
Mirant Navotas Corporation	Philippines
Mirant New York Services, LLC	Delaware
Mirant Power Purchase, LLC	Delaware
Mirant Trust I	Delaware
Mirant Wrightsville Investments, Inc.	Delaware
Mirant Wrightsville Management, Inc.	Delaware
MNA Finance Corp.	Delaware
Orion Power New York GP, Inc.	Delaware
Orion Power New York LP, LLC	Delaware
Orion Power New York, LP	Delaware
RRI Energy Broadband, Inc.	Delaware
RRI Energy Channelview (Delaware) LLC	Delaware
RRI Energy Channelview (Texas) LLC	Delaware
RRI Energy Channelview LP	Delaware
RRI Energy Communications, Inc.	Delaware
RRI Energy Services Channelview LLC	Delaware
RRI Energy Services Desert Basin, LLC	Delaware
RRI Energy Services, LLC	Delaware
RRI Energy Solutions East, LLC	Delaware
RRI Energy Trading Exchange, Inc.	Delaware
RRI Energy Ventures, Inc.	Delaware
Sabine Cogen, LP*	Delaware
San Gabriel Power Generation, LLC	Delaware
Wrightsville Development and Funding, LLC*	Delaware
Wrightsville Power Facility, LLC*	Delaware

*
Indicates subsidiaries not wholly-owned either directly or indirectly.

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  Exhibit 21.1
SUBSIDIARIES OF GENON ENERGY, INC.